Exhibit 99.1

KPMG LLP
Suite 1200	Telephone 210 227 9272
300 Convent	Fax 210 224 0126
San Antonio, TX 78205

February 20, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549-0801

Ladies and Gentlemen:

KPMG LLP was previously engaged as principal accountant to audit the consolidated financial statements of Lancer Corporation (“the Registrant”) as of and for the years ended December 31, 2003, 2002, 2001, and 2000.  On February 2, 2004, KPMG resigned from the audit engagement prior to the completion of its reviews for the quarters ended June 30, 2003 and September 30, 2003 and of its audit for the year ended December 31, 2003.  Additionally, on February 4, 2004, KPMG advised the Registrant that it should advise anyone who Registrant believes is relying on, or who is likely to rely on, the Registrant’s financial statements and KPMG’s audit reports thereon that KPMG had withdrawn its December 31, 2002, 2001 and 2000 audit reports and that the financial statements and related audit reports should no longer be relied upon. KPMG has read the Registrant’s statements included under Item 4 of its Form 8-K dated February 10, 2004, and it either agrees or disagrees with certain such statements, is not in a position to agree or disagree with certain such statements, or believes certain such statements to be inaccurate or incomplete as set forth below.

The Registrant’s Form 8-K describes certain matters related to (1) the modification of KPMG’s audit reports on the Registrant’s financial statements for the years ended December 31, 2002 and 2001 related to the change in the method of accounting for derivative instruments and hedging activities and the adoption of FAS 142 effective January 1, 2002 and (2) certain tax matters that were the subject of a reclassification subsequent to the filing of the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2003. KPMG agrees with the disclosures with respect to those matters.

KPMG is not in a position to agree or disagree with the Registrant’s statements regarding (1) amounts representing revenue to the Registrant related to price increases and price reduction in connection with its sales of equipment to Coca-Cola North America Fountain for the years 2001 and 2002 and (2) the Registrant’s communications with the American Stock Exchange.

[GRAPHIC]	KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative

The disclosure in the Form 8-K also states as follows:

Except to the extent discussed above in this Form 8-K, for the fiscal years ended December 31, 2001 and December 31, 2002 and through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years.  Nor, except to the extent discussed above in this Form 8-K, were there any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2001 and December 31, 2002 and through the date of this report.

KPMG does not agree with the above statements in the following respects.

Disagreements

Item 304(a)(1)(iv) of Regulation S-K requires disclosure of “any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.”  It also provides that a registrant shall: “(A) describe each such disagreement; [and] (B) state whether any audit or similar committee of the board of directors, or the board of directors, discussed the subject matter of each of such disagreements with the former accountant. . . .”

As indicated in the Registrant’s Form 8-K, during 2003 the Registrant commenced special investigations as a result of allegations of improper financial reporting and other improprieties.  As also indicated in the Form 8-K, KPMG advised the Registrant that, until the investigations were complete and KPMG had had an opportunity to review and evaluate an investigative report, KPMG would be unable to complete interim review procedures.  A copy of an investigative report, in draft form, was thereafter provided to KPMG for its review and evaluation.

Subsequently, on December 17, 2003, KPMG, KPMG’s counsel (Willkie Farr & Gallagher LLP), the Audit Committee’s investigative team (Baker Botts L.L.P. and PricewaterhouseCoopers LLP), the Chair of the Audit Committee and, over the objection of KPMG, Registrant’s counsel (Akin Gump Strauss Hauer & Feld LLP) participated in a lengthy telephone conference call (approximately 3 hours) in which KPMG expressed dissatisfaction with aspects of the investigation and the investigative report, including matters relating to scope, findings and conclusions, as well as the Registrant’s proposed remedial actions.  KPMG also expressed concern regarding the participation of Registrant’s counsel and regarding an assertion by Registrant’s counsel directed to the content of the investigative report insofar as KPMG did not believe Registrant’s counsel to be independent of the Registrant’s management, including members of management who were under investigation.  Registrant’s counsel did not participate in the remainder of the December 17 call.

Thereafter, on January 14, 2004, KPMG received a copy of a revised investigative report. KPMG subsequently advised the Audit Committee’s investigative team that KPMG would comment on the revised investigative report after receiving and having an opportunity to evaluate the Audit Committee’s revised proposed remedial action plan, which had not yet been provided to KPMG.  On January 29, the Audit Committee’s investigative team sent KPMG a “draft” proposed remedial action plan.  That same day, the final investigative report was issued without the matters previously raised by KPMG having been, in KPMG’s view, adequately addressed.  In addition, on January 30 the Registrant provided KPMG, and then immediately issued, a press release, without providing KPMG the opportunity to review and comment on it, which indicated that the investigative report and Registrant’s action plan for remediation were complete.  The press release also stated: “The investigation did not identify or develop evidence sufficient for the Audit Committee to conclude that any members of Lancer’s management engaged in any intentional misconduct in connection with the matters under investigation, nor did it identify or develop evidence sufficient to support the allegations regarding accounting irregularities.”

KPMG, consistent with the dissatisfaction earlier expressed during the December 17, 2003 conference call, concluded that the press release was a likely illegal act insofar as the investigative report indicated that the Audit Committee’s investigation had uncovered evidence as to the following:

(i)            Preparation of documentation inconsistent with the underlying economic substance as to transactions between the Registrant and Coca-Cola North America Fountain;

(ii)           Improper personal use of corporate assets;

(iii)          Unapproved loans to Registrant officers and directors;

(iv)          Improperly maintained books and records;

(v)           Non-disclosure of related-party transactions; and

(vi)          Improper re-invoicing at the Registrant’s Mexico facility.

Since adequate completion of the investigation and timely and appropriate remedial actions were required in this instance for KPMG to complete interim review procedures that are in turn a predicate to completion of the annual audit, KPMG believes that the Registrant’s actions precipitated a reportable condition as contemplated by Item 304(a)(1)(v)(C) and (D).  More specifically, there was a failure to resolve, to KPMG’s satisfaction, a disagreement concerning the independence, scope, findings and conclusions of the investigation and the appropriateness of the remedial actions.  These unresolved issues would have affected KPMG’s audit and could have caused KPMG to make reference to the matter in connection with the issuance of KPMG’s report had KPMG been satisfied and judged it appropriate to continue its engagement.

Since the Chair of the Audit Committee was present during the conference call of December 17, KPMG considers the matter of the disagreement to have been communicated to the Audit Committee.

Reportable Events – Inability to Rely on Representations of Management

The Registrant’s statement concerning the absence of reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K is inaccurate or incomplete.

Item 304(a)(1)(v) states in pertinent part as follows:

Provide the information required by paragraph (a)(1)(iv) [of this Item] for each of the kinds of events (even though the registrant and the former accountant did not express a difference of opinion regarding the event) listed in paragraphs (A) through (D) below, that occurred within the registrant’s two most recent fiscal years and any subsequent interim period preceding the former accountant’s resignation, declination to stand for re-election, or dismissal (“reportable events”).

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(B) The accountant’s having advised the registrant that information has come to the accountant’s attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management;

(C)(1) The accountant’s having advised the registrant of the need to expand significantly the scope of its audit, or that information has come to the accountant’s attention during the time period covered by paragraph (a)(1)(iv), that if further investigated may:

(i)           materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or

(ii)          cause it to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and

(2)    Due to the accountant’s resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D)(1) The accountant’s having advised the registrant that information has come to the accountant’s attention that it has concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and

(2) Due to the accountant’s resignation, dismissal or declination to stand for re-election, or for any other reason, the issue has not been resolved to the accountant’s satisfaction prior to its resignation, dismissal or declination to stand for re-election.

On February 2, 2004, KPMG provided a letter to the Registrant in connection with KPMG’s obligation under Section 10A of the Securities Exchange Act of 1934 to report likely illegal acts to the Audit Committee.  The letter identified the likely illegal acts as those that had been the subject of special investigations by the Audit Committee.  In a subsequent letter dated February 4, 2004, KPMG further advised as follows:

As a result of the matters set forth in our letter dated February 2, 2004, pursuant to Section 10A of the Securities Exchange Act of 1934, KPMG LLP has concluded that we are no longer able to rely on management’s representations and are unwilling to be associated with the financial statements prepared by management.  Further, information has come to our attention that has caused us to conclude that the accounting for the Company’s revenue recognition in connection with its sales of equipment to Coca Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct.  Accordingly, KPMG LLP hereby advises you that our report on the Company’s Financial Statements should no longer be relied upon.

KPMG believes that the matters communicated during the conference call of December 17, 2003, together with the communications in the letters of February 2 and 4, constitute reportable events as those events are described in Item 304(a)(1)(v)(B) through (D).  In a letter to the Registrant on February 7, 2004, KPMG further clarified the matters that were the subject of the inability to rely on management representations or to be associated with the financial statements.  Included in that communication was explicit reference to KPMG’s belief that the Registrant’s press release and subsequent press statements about the investigative report “constituted one of a series of failures to take timely and appropriate remedial actions and a likely illegal act.”

With respect to Item 304(a)(1)(v)(B), the matters which led to KPMG’s inability to rely on management’s representations or to be associated with the financial statements are matters that were the subject of the special investigations (including items (i) through (vi) above) as well as the Registrant’s issuance of the January 30 press release and subsequent press statements.

The matters covered by the special investigations, and the reasons for KPMG’s dissatisfaction with the investigations’ independence, scope, findings and conclusions, were the subject of the lengthy conference call on December 17, 2003 at which the Chair of the Audit Committee was present and are therefore considered as having been communicated to the Audit Committee.

KPMG believes the qualitative as well as the potential quantitative aspects of the actions enumerated above constitute likely illegal acts and call into question management representations.

The concerns about the January 30 press release and subsequent press statements were communicated to the Registrant and to the Chair of the Audit Committee subsequent to KPMG’s resignation.

With respect to Item 304(a)(1)(v)(C) and (D), the information that was contained in the investigative report concerning the arrangements between the Registrant and Coca-Cola North America Fountain has caused KPMG to conclude that the accounting for the Registrant’s revenue recognition in connection with its sales of equipment to Coca-Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct and has raised concerns that the accounting is not correct in each of the three quarters of fiscal year 2003.  As a result of its resignation, KPMG is not in a position to resolve such issues further. KPMG’s conclusion as to the fiscal years ended December 31, 2001 and 2002 was communicated to the Registrant in the letter of February 4, 2004.  Although the accounting had been previously discussed with the Registrant and its Audit Committee, the conclusion that the accounting was not correct was not communicated prior to the February 4, 2004 letter.

Very truly yours,

/s/ KPMG LLP